Exhibit 99.1

Triumph Financial to Acquire Greenscreens.ai
Acquisition to Expand Triumph Financial’s Intelligence Segment, Enhancing Pricing for the Freight Industry
DALLAS, Feb. 26, 2025 (GLOBE NEWSWIRE) – Triumph Financial, Inc. (Nasdaq: TFIN), a financial and technology company specializing in payments, factoring, banking and intelligence solutions for the transportation industry, has agreed to acquire Greenscreens.ai.
Greenscreens.ai is a pricing solution for the logistics industry that delivers short-term freight market pricing intelligence and business insights. Using machine learning, their solutions help customers make data-informed pricing and purchasing decisions.
“The acquisition of Greenscreens.ai marks another significant step in our strategy to transform data into actionable intelligence for the freight industry,” said Aaron P. Graft, founder, vice chairman and chief executive officer of Triumph Financial. “With our recent acquisition of Isometric Technologies, we laid the groundwork for performance-based intelligence. The acquisition of Greenscreens.ai will expand our capabilities into pricing intelligence.”
Dawn Salvucci-Favier, chief executive officer of Greenscreens.ai, added, “Joining Triumph is an exciting opportunity for Greenscreens.ai. Since day one, our mission has been to provide the industry’s leading neutral platform for pricing and revenue optimization. As a part of Triumph, we can broaden our impact and accelerate innovation in freight pricing.”
“This acquisition strengthens Triumph’s ability to deliver validated, high-quality data that enhances decision-making and drives efficiency,” Graft said. “As we expand our Intelligence segment, we remain committed to giving customers in our network access to actionable insights into the freight industry so they can transact confidently.”
Under the terms of the agreement, Triumph will acquire Greenscreens.ai for $140 million in cash and $20 million in TFIN stock. The acquisition is subject to customary closing conditions, including the receipt of regulatory approvals, and is expected to close during the second quarter of 2025. J.P. Morgan is serving as financial advisor and Wachtell, Lipton, Rosen & Katz is acting as legal counsel to Triumph Financial in connection with the transaction. DLA Piper is acting as legal counsel to Greenscreens.ai in connection with the transaction.

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© Triumph Financial, Inc

About Triumph
Triumph Financial, Inc. (Nasdaq: TFIN) is a financial holding company focused on payments, factoring, banking and intelligence. Headquartered in Dallas, Texas, its diversified portfolio of brands includes TriumphPay, Triumph, TBK Bank and LoadPay.

About Greenscreens.ai
Greenscreens.ai is transforming how the freight industry buys and sells freight through a collaborative and dynamic approach driven by clean data and innovative technology. Leveraging sophisticated machine learning algorithms, Greenscreens.ai provides market intelligence via an intuitive and integrated platform, empowering users to quickly adjust their freight strategies based on powerful real-time data insights. With two distinct products—one serving shippers and one serving brokers—customers buy and sell with confidence, unveil markets, and build resilience.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph Financial’s expected financial results or other plans are subject to a number of risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of Triumph Financial to consummate the pending acquisition of Greenscreens.ai, including the possibility that the expected benefits related to the pending acquisition may not materialize as expected; the pending acquisition of Greenscreens.ai may not be timely completed, if completed at all; prior to the completion of the pending acquisition of Greenscreens.ai, Greenscreens.ai’s business could experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; Triumph Financial may be unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies with Greenscreens.ai within Triumph Financial management’s expected timeframes or at all; the ability to satisfy the closing conditions to the Greenscreens.ai transaction in a timely basis or at all; the ability of Triumph Financial or Greenscreens.ai to retain and hire key personnel; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of TBK Bank and Greenscreens.ai to terminate the merger agreement; and the outcome of any legal proceedings that may be instituted against Triumph Financial, Greenscreens.ai or their respective directors, officers or employees. For a discussion of risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2025. Forward-looking statements speak only as of the date made and Triumph Financial undertakes no duty to update the information.

Source: Triumph Financial, Inc.

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Triumph Investor Relations Contact
Luke Wyse
Senior Vice President, Head of Investor Relations
lwyse@tfin.com | 214-365-6936

Triumph Media Contact
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tfin.com | 214-365-6930
Greenscreens.ai Media Contact
Celine Clayton
Vice President, Marketing
celine.clayton@greenscreens.ai | 386-848-9314

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